FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com
Wright Medical Group, Inc. Reports 2013 Second Quarter Financial Results

Global Foot and Ankle Net Sales Increase 29% As Reported and 30% Constant Currency

Second Quarter Sales from Continuing Operations Increase 17% As Reported and 17% Constant Currency

ARLINGTON, Tenn. - August 5, 2013 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its second quarter ended June 30, 2013. As a result of the previously announced agreement to sell the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is now reported as discontinued operations.

Net sales from continuing operations totaled $60.6 million during the second quarter ended June 30, 2013, representing a 17% increase as reported and on a constant currency basis compared to the second quarter of 2012.

Robert Palmisano, president and chief executive officer, commented, “Our second quarter results demonstrate the growth potential of the go forward business with sales from continuing operations increasing 17%. The global foot and ankle business grew an outstanding 30% driven by continued sales productivity gains in our U.S. foot and ankle business, positive progress and focus on international market development and continued strong uptake of recent new foot and ankle product launches.”

Palmisano continued, “We also believe the previously announced agreement to sell our hip & knee business to MicroPort represents a significant growth opportunity for both businesses going forward. We are making good progress on transition activities to separate the businesses and expect the transaction to close by the end of the third quarter or early in the fourth quarter of 2013. Business continuity and a seamless customer experience are top priorities, and we are highly focused on ensuring that no business momentum is lost during the transition period.”

Net loss from continuing operations for the second quarter of 2013 totaled ($15.5) million or ($0.34) per diluted share, compared to a net loss of ($1.4) million or ($0.04) per diluted share in the second quarter of 2012.

Net loss from continuing operations for the second quarter of 2013 included the after-tax effects of $1.1 million of charges associated with distributor conversions and non-competes, $2.2 million of non-cash interest expense related to the 2017 Convertible Notes, $2.6 million of transition costs associated with the sale of the OrthoRecon business, $1.4 million of transition costs associated with the acquisition of BioMimetic, an unrealized gain of $1.0 million related to mark-to-market adjustments on derivatives, and an unrealized loss of $5.8 million related to a mark-to-market adjustment on the contingent value rights (CVRs) issued in connection with the BioMimetic acquisition. Net loss for the second quarter of 2012 included the after-tax effects of $0.6 million of charges associated with distributor conversions and non-competes, and $0.3 million of charges associated with the previously announced cost-restructuring plan.

The Company's second quarter 2013 net loss from continuing operations, as adjusted for the above items,

was ($5.8) million in 2013, a decline from a net loss of ($0.8) million in 2012, while diluted loss per share, as adjusted, increased to ($0.13) in the second quarter of 2013 from ($0.02) in the second quarter of 2012. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $304.6 million as of the end of the second quarter of 2013, a decrease of $28.4 million compared to the end of the fourth quarter of 2012, which was driven by the closing of the BioMimetic transaction. Net cash provided by operating activities was $10.9 million, which combined with capital expenditures of $6.0 million, resulted in free cash flow of $4.9 million in the second quarter of 2013 compared to free cash flow of $18.0 million in the second quarter of 2012.

Palmisano concluded, “During the second half of the year, we look forward to closing the transaction with MicroPort and exiting the year as a high-growth, pure play extremities and biologics company. As a smaller, high-growth Extremities company with breakthrough biologic opportunities, we will now be able to devote our full resources and attention on accelerating growth opportunities in this area, including increasing U.S. foot and ankle sales productivity, extending the global reach and penetration of our products in key international markets, and seeking to gain U.S. regulatory approval for Augment® Bone Graft. Additionally, we expect to be adjusted EBITDA positive in 2014 assuming a January 2014 launch of Augment, with the opportunity for significant adjusted EBITDA growth in 2015 and beyond. We believe this will enhance our ability to create significant shareholder value.”

Outlook

As a result of the previously announced transaction with MicroPort, the Company anticipates net sales from continuing operations, or Extremity and Biologics revenue, for 2013 of approximately $235 million to $240 million, which anticipates some potential minor, short-term dis-synergies due to the transaction.

The Company anticipates adjusted earnings per share from continuing operations, including stock-based compensation, to be in the range of $(0.55) to $(0.59) per diluted share, based on approximately 45.3 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.14 per diluted share for the full-year 2013. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct, possible future acquisitions, other material future business developments, non-cash interest expense associated with the 2017 Convertible Notes, due diligence, transaction and transition costs associated with its BioMimetic acquisition, transition costs associated with the divestiture of the OrthoRecon business, mark-to-market adjustments to the contingent value rights (CVRs) issued as part of its BioMimetic acquisition, and non-cash mark-to-market derivative adjustments.
Further, this earnings target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, adjusted earnings per share from continuing operations, and non-cash stock-based compensation charges are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 866-700-5192 (U.S.) / 617-213-8833 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through August 12, 2013. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 93381518. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic company that provides solutions that enable clinicians to alleviate pain and restore their patients' lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on CVRs derivative assets and liabilities, restructuring charges, gains or losses on the sale of assets, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward- looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to realize the anticipated financial and other benefits from the acquisition of BioMimetic Therapeutics, Inc. or a delay in realization thereof; failure to obtain, or a delay in obtaining, FDA approval of Augment Bone Graft, or a material limitation on the scope of such approval; lower than anticipated market acceptance of, or annual market demand for, Augment Bone Graft; failure to obtain necessary approvals, or other intervening events, which could delay or prevent the previously announced sale of our hip/knee business from closing; future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and our ability to deliver timely and effective medical education, clinical studies, and new products.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net sales	$60,572	$51,964	$116,865	$104,837
Cost of sales	14,564	11,779	28,261	23,213
Gross profit	46,008	40,185	88,604	81,624
Operating expenses:
Selling, general and administrative	50,543	35,885	101,252	70,409
Research and development	5,868	3,490	9,375	6,851
Amortization of intangible assets	2,778	982	4,384	1,637
Restructuring charges	—	254	—	431
Total operating expenses	59,189	40,611	115,011	79,328
Operating (loss) income	(13,181)	(426)	(26,407)	2,296
Interest expense, net	3,990	1,887	7,935	3,694
Other expense (income), net	4,577	(321)	(1,272)	(334)
Loss from continuing operations before income taxes	(21,748)	(1,992)	(33,070)	(1,064)
Benefit for income taxes	(6,209)	(625)	(12,613)	(121)
Net loss from continuing operations	$(15,539)	$(1,367)	$(20,457)	$(943)
(Loss) income from discontinued operations, net of tax	(1,792)	2,077	11,561	6,214
Net (loss) income	$(17,331)	$710	$(8,896)	$5,271

Net loss from continuing operations per share, basic	$(0.34)	$(0.04)	$(0.47)	$(0.02)
Net (loss) income from discontinued operations per share, basic	$(0.04)	$0.05	$0.26	$0.16
(Loss) earnings per share - basic	$(0.37)	$0.02	$(0.20)	$0.14

Net loss from continuing operations per share, diluted	$(0.34)	$(0.04)	$(0.47)	$(0.02)
Net (loss) income from discontinued operations per share, diluted	$(0.04)	$0.05	$0.26	$0.16
(Loss) earnings per share - diluted	$(0.37)	$0.02	$(0.20)	$0.14

Weighted-average number of shares outstanding-basic	46,234	38,715	43,849	38,604
Weighted-average number of shares outstanding-diluted	46,234	38,715	43,849	38,604

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	June 30, 2012	% change	June 30, 2013	June 30, 2012	% change
Geographic
Domestic	$42,640	$40,721	4.7%	$85,401	$81,642	4.6%
International	17,932	11,243	59.5%	31,464	23,195	35.6%
Total net sales	$60,572	$51,964	16.6%	$116,865	$104,837	11.5%

	Three Months Ended			Six Months Ended
	June 30, 2013	June 30, 2012	% change	June 30, 2013	June 30, 2012	% change
Product Line
Foot and Ankle	37,316	28,880	29.2%	72,393	58,507	23.7%
Upper Extremity	6,087	6,349	(4.1%)	12,149	12,894	(5.8%)
Biologics	15,091	15,454	(2.3%)	28,748	30,641	(6.2%)
Other	2,078	1,281	62.2%	3,575	2,795	27.9%
Total Sales	$60,572	$51,964	16.6%	$116,865	$104,837	11.5%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Second Quarter 2013 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	15%	94%	92%	30%	29%
Upper Extremity	1%	(11%)	(16%)	(2%)	(4%)
Biologics	(16%)	53%	51%	(2%)	(2%)
Other	69%	58%	58%	62%	62%
Total Sales	5%	62%	59%	17%	17%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Sales as a % of Total Sales
	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	Domestic	International	Total	Domestic	International	Total
Product Line
Foot and Ankle	45%	17%	62%	47%	15%	62%
Upper Extremity	7%	3%	10%	7%	3%	10%
Biologics	17%	8%	25%	18%	7%	25%
Other	1%	2%	3%	1%	2%	3%
Total Sales	70%	30%	100%	73%	27%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013		June 30, 2013
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$17,932	$60,572	$31,464	$116,865
Currency impact as compared to prior period	267	267	447	447
Net sales, excluding the impact of foreign currency	$18,199	$60,839	$31,911	$117,312

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012 (1)	June 30, 2013	June 30, 2012 (1)
Operating Income from Continued Operations
Operating (loss) income, as reported	$(13,181)	$(426)	$(26,407)	$2,296
Reconciling items impacting Gross Profit:
Inventory step-up amortization	195	48	302	96
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	334	208	691	208
Transition costs - OrthoRecon divestiture	2,623	—	2,623	—
Due diligence, transaction and transition costs - BioMimetic (2)	1,446	—	8,943	—
Total	4,403	208	12,257	208
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	717	370	1,547	370
Other Reconciling Items:
Restructuring charges	—	254	—	431
Operating (loss) income, as adjusted	$(7,866)	$454	$(12,301)	$3,401
Operating (loss) income, as adjusted, as a percentage of net sales	(13.0)%	0.9%	(10.5)%	3.2%
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) For the six months ended June 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012 (1)	June 30, 2013	June 30, 2012 (1)
Net Income
Loss from continuing operations before taxes, as reported	$(21,748)	$(1,992)	$(33,070)	$(1,064)
Pre-tax impact of reconciling items:
Restructuring charges	—	254	—	431
Inventory step-up amortization	195	48	302	96
Distributor conversion and non-competes	1,051	578	2,238	578
Non-cash interest expense on 2017 Convertible Notes	2,152	—	4,269	—
Derivatives mark-to-market adjustment	(1,000)	—	1,000	—
Transition costs - OrthoRecon divestiture	2,623	—	2,623	—
Due diligence, transaction and transition costs - BioMimetic (2)	1,446	—	8,943	—
CVR mark-to-market adjustment	5,840	—	5,840	—
Gain on previously held investment in BioMimetic	—	—	(7,798)	—
(Loss) income from continuing operations before taxes, as adjusted	(9,441)	(1,112)	(15,653)	41
Benefit for income taxes, as reported	$(6,209)	$(625)	$(12,613)	$(121)
Restructuring charges	—	96	—	164
Inventory step-up amortization	76	18	118	37
Distributor conversion and non-competes	410	230	874	230
Non-cash interest expense on 2017 Convertible Notes	855	—	1,673	—
Derivatives mark-to-market adjustment	(378)	—	400	—
Transition costs - OrthoRecon divestiture	1,025	—	1,025	—
Due diligence, transaction and transition costs - BioMimetic	565	—	2,003	—
(Benefit) provision for income taxes, as adjusted	$(3,656)	$(281)	$(6,520)	$310
Effective tax rate, as adjusted	38.7%	25.3%	41.7%	756.1%
Net loss from continuing operations, as adjusted	$(5,785)	$(831)	$(9,133)	$(269)
Net (loss) income from discontinued operations, as reported	$(1,792)	$2,077	$11,561	$6,214
Reconciling items related to discontinued operations, net of tax (3)	$2,393	$1,759	$(8,534)	$3,584
Net (loss) income, as adjusted	$(5,184)	$3,005	$(6,106)	$9,529
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) For the six months ended June 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(3) For the three month periods ended June 30, 2013 and 2012, amounts include the after tax impacts of $0.7 million and $2.1 million of U.S. governmental inquiries and DPA costs, $0.4 million and $0.2 million of amortization of distributor non-
competes, $2.8 million and $0 of transaction costs associated with the OrthoRecon divestiture, and $0 and
$0.5 million of restructuring charges, respectively. For the six month periods ended June 30, 2013 and 2012, amounts include $1.8 million and $4.9 million of U.S. governmental inquiries and DPA costs, $0.8 million and $0.2 million of amortization of distributor non-competes, $2.8 million and $0 of transaction costs associated with the
OrthoRecon divestiture, a gain of $19.4 million and $0 for estimated product liability insurance recoveries, and $0 and $1.2 million of restructuring charges, respectively.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2013		June 30, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net loss from continuing operations	$(15,539)	$(5,785)	$(1,367)	$(831)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Diluted net loss from continuing operations	$(15,539)	$(5,785)	$(1,367)	$(831)
Diluted net (loss) income from discontinued operations	(1,792)	601	2,077	3,836
Diluted net (loss) income	(17,331)	(5,184)	710	3,005

Basic shares	46,234	46,234	38,715	38,715
Dilutive effect of stock options and restricted shares	N/A	N/A	NA	N/A
Dilutive effect of convertible notes	N/A	N/A	N/A	N/A
Diluted shares	46,234	46,234	38,715	38,715

Net loss from continuing operations per share, diluted	$(0.34)	$(0.13)	$(0.04)	$(0.02)
Net (loss) income from discontinued operations per share, diluted	$(0.04)	$0.01	$0.05	$0.10
Net (loss) income per share, diluted	$(0.37)	$(0.11)	$0.02	$0.08
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

	Six Months Ended		Six Months Ended
	June 30, 2013		June 30, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net loss from continuing operations	$(20,457)	$(9,133)	$(943)	$(269)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Diluted net loss from continuing operations	$(20,457)	$(9,133)	$(943)	$(269)
Diluted net income from discontinued operations	11,561	3,027	6,214	9,798
Diluted net (loss) income	(8,896)	(6,106)	5,271	9,529

Basic shares	43,849	43,849	38,604	38,604
Dilutive effect of stock options and restricted shares	N/A	N/A	NA	N/A
Dilutive effect of convertible notes	N/A	N/A	N/A	N/A
Diluted shares	43,849	43,849	38,604	38,604

Net loss from continuing operations per share, diluted	$(0.47)	$(0.21)	$(0.02)	$(0.01)
Net income from discontinued operations per share, diluted	$0.26	$0.07	$0.16	$0.25
Net (loss) income per share, diluted	$(0.20)	$(0.14)	$0.14	$0.25
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012 (1)	June 30, 2013	June 30, 2012 (1)
Net Income per Diluted Share
Net loss from continuing operations, as reported, per diluted share	$(0.34)	$(0.04)	$(0.47)	$(0.02)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Effect of convertible notes on diluted shares	N/A	N/A	N/A	N/A
Inventory step-up amortization	0.00	0.00	0.00	0.00
Distributor conversion and non-competes	0.01	0.01	0.03	0.01
Non-cash interest expense on 2017 Convertible Notes	0.03	—	0.06	—
Derivatives mark-to-market adjustment	(0.01)	—	0.01	—
CVR mark-to-market adjustment	0.13	—	0.14	—
Transition costs - OrthoRecon divestiture	0.03	—	0.04	—
Due diligence, transaction and transition costs - BioMimetic	0.02	—	0.17	—
Gain on previously held investment in BioMimetic	—	—	(0.19)	—
Net loss from continuing operations, as adjusted, per diluted share (2)	$(0.13)	$(0.02)	$(0.21)	$(0.01)
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net cash provided by operating activities	$10,923	$22,033	$5,755	$41,113
Capital expenditures	(5,995)	(4,042)	(9,735)	(8,573)
Free cash flow	$4,928	$17,991	$(3,980)	$32,540

Wright Medical Group, Inc.
Discontinued Operations Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	June 30, 2012	% change	June 30, 2013	June 30, 2012	% change
Product Line
Hips	$32,699	$40,073	(18.4%)	$68,196	$81,573	(16.4%)
Knees	26,601	30,189	(11.9%)	54,413	61,271	(11.2%)
Other	904	1,054	(14.2%)	1,657	2,255	(26.5%)
Total Sales	$60,204	$71,316	(15.6%)	$124,266	$145,099	(14.4%)

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$281,498	$320,360
Marketable securities	5,768	12,646
Accounts receivable, net	38,955	31,202
Inventories	61,523	57,458
Prepaid expenses and other current assets	79,456	63,995
Current assets held for sale	155,723	166,484
Total current assets	622,923	652,145

Property, plant and equipment, net	47,911	43,099
Goodwill and intangible assets, net	314,798	51,098
Marketable securities	17,360	—
Other assets	116,168	78,999
Other assets held for sale	128,423	128,112
Total assets	$1,247,583	$953,453

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,827	$4,676
Accrued expenses and other current liabilities	124,886	38,763
Current portion of long-term obligations	68	—
Current liabilities held for sale	36,906	32,993
Total current liabilities	170,687	76,432
Long-term obligations	262,775	258,485
Other liabilities	123,113	93,064
Other liabilities held for sale	4,609	2,031
Total liabilities	561,184	430,012

Stockholders' equity	686,399	523,441
Total liabilities and stockholders' equity	$1,247,583	$953,453